UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Appoints Independent Mergers and Acquisitions Consultant

Tulsa, OK – July 23, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: SNWR), a global provider of wireless communications services and data solutions, is pleased to announce it has appointed Mr. Ross DeMello as an independent consultant to help the Company with future mergers and acquisitions transactions. Mr. DeMello will also head the Company’s Audit Committee to oversee its corporate governance.

Ross DeMello brings over three decades of experience in financial accounting in public practice and industrial sectors. As a successful global business development leader, strategist, and financial executive, Mr. DeMello has led several companies globally. His accomplishments include growing owner operated businesses through mergers and acquisitions, assisting in business valuations, and planning exit strategies. He held directorship positions in junior mining and exploration companies, and was a CEO of an entertainment company listed on the VSE, MSE and the TSX exchanges. Mr. DeMello is currently a member of the Certified General Accountants Association.

"I am very pleased to have Ross join Sanwire’s team," stated Naiel Kanno, President and CEO of Sanwire. "Ross' business acumen and decades of experience in financial analysis will greatly contribute to the growth of Sanwire, both organically and through mergers and acquisitions."

“Sanwire’s business plan to operate a number of vertically integrated portfolios of wireless subsidiaries that offer diverse revenue growth and stream in today’s fastest growing market is very attractive,” stated Mr. DeMello. “The market potential for wireless services over the next few years is staggering, and I am very excited at the opportunity to work with Sanwire’s management team, to fast-track Sanwire’s growth, and assist Sanwire in becoming an industry leader in the wireless market space.”

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit www.sanwire.net. Sanwire has two wholly owned subsidiaries in its current portfolio, iPTerra Technologies and Aero Networks. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining and industrial industry (www.ipterra.net) . Aero Networks provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies (www.aeronetworks.net).

Contact:

Gross Capital, Inc.

Barry Gross

(361) 949-4999

IR@sanwire.net

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.

our current expectations.